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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 23, 2004

                        AMERICAN COIN MERCHANDISING, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

       0-26580                                         84-1093721
(Commission File Number)                    (IRS Employer Identification No.)

                             397 SOUTH TAYLOR AVENUE
                            LOUISVILLE, CO 80027-3027
              (Address of Principal Executive Offices and Zip Code)

                                 (303) 444-2559
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                             ----------------------

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ITEM 5. OTHER EVENTS

      On May 24, 2004, the registrant announced that it had entered into an Agreement and Plan of Merger dated as of May 23, 2004(the "Merger Agreement") with Coinstar, Inc., a Delaware corporation ("Parent"), Sesame Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"), ACMI Holdings, Inc., a Delaware corporation of which registrant is a wholly-owned subsidiary ("Holdings"), and Wellspring Capital Management LLC, a Delaware limited liability company ("Wellspring"), as stockholder representative. In accordance with the Merger Agreement Acquisition Sub and Holdings will merge, Holdings will be the surviving corporation of the merger and will become a wholly-owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, the publicly traded Trust Preferred securities of the registrant are to be redeemed at par plus accrued interest following the closing of the transaction. Such amount will be paid from the merger consideration.

      Closing is dependant on certain customary conditions, including obtaining Hart-Scott-Rodino clearance, certain other governmental approvals and certain contractual consents and Coinstar's ability to finance this transaction.

      The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement.

      The press release, dated May 24, 2004, announcing the proposed merger, is filed herewith as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS

Exhibit 99.1      Press Release of the registrant dated May 24, 2004.

ITEM 9. REGULATION FD DISCLOSURE

      On May 24, 2004, the registrant issued a press release announcing that it had entered into the Merger Agreement with Coinstar, Acquisition Sub, Holdings, and Wellspring. A copy of the press release is furnished herewith as Exhibit
99.1 to this Current Report on Form 8-K.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN COIN MERCHANDISING, INC.

Dated: May 24, 2004                    By: /Kenneth W. Edic/
                                           -------------------------------
                                           Kenneth W. Edic
                                           Chief Financial Officer

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                                INDEX TO EXHIBITS

EXHIBIT                              DESCRIPTION
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
99.1        Press Release dated May 24, 2004.